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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Inhibitex, Inc. for the registration of its common stock and warrants and to the incorporation by reference therein of our report dated March 24, 2005, with respect to the financial statements of Inhibitex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young

Atlanta, Georgia
October 19, 2005